Exhibit 5

CONSENT OF MISUZU AUDIT CORPORATION

We hereby consent to the inclusion of our report dated June 26, 2007 in Amendment No. 4 to the Annual Report on Form 18-K of Development Bank of Japan for the year ended March 31, 2006 and to the reference to us in such report as amended.

We also consent to the incorporation by reference of such report and reference in the prospectus included in the Registration Statement on Schedule B of Development Bank of Japan.

/s/ Misuzu Audit Corporation
Misuzu Audit Corporation Tokyo, Japan July 31, 2007